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                                                                    Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

May 8, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 8, 2002 of Pliant Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/Arthur Andersen LLP

cc: Brian E. Johnson
    Executive Vice President and Chief Financial Officer